UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Boulevard, Suite 640, Boca Raton, FL 33432

(Address of Principal Executive Offices) (Zip Code)

(858)964-3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INMB	The NASDAQ Stock Market LLC

Item 8.01. Other Events.

On November 16, 2022, CTI Holdings, Inc. (“CTI”) in accordance with Rule 10b5-1 of the Securities Exchange act of 1934, as amended, established a plan (the “CTI Plan”) for trading 60,000 shares (the “CTI Shares”), of the common stock of INmune Bio Inc. a Nevada corporation (the “Company”), which represented approximately 0.33% of the Company’s issued and outstanding common stock as of November 4, 2022. Timothy J. Schroeder a member of the Company’s board of director is the majority shareholder of CTI Mr. Schroeder has voting and investment control over the CTI Shares. The CTI Plan will terminate on November 4, 2024.

Rule 10b5-1 plans permit corporate officers, directors and others to adopt written, prearranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may, consistent with their personal asset diversification and tax planning strategies, exercise pre-determined stock options and/or buy and sell a pre-determined number of shares of the Company’s stock over a period of time, regardless of whether the insiders become aware of material, non-public information after adopting the plans.

Transactions made under the CTI Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as so required, the Company does not undertake any obligation to update or report any modification, termination or other activity under the CTI Plan or any plan that may be adopted by other officers or directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2022	INMUNE BIO INC.

	By:	/s/ David Moss
David Moss
Chief Financial Officer

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